Exhibit 99.1

Contacts:

MGI PHARMA, INC. Jennifer Davis 212-332-4381 IR@mgipharma.com	Noonan Russo Brian Ritchie 212-845-4269 Brian.Ritchie@eurorscg.com

NEWS RELEASE

MGI PHARMA REPORTS FOURTH QUARTER AND FULL YEAR 2005

FINANCIAL RESULTS

—2005 Revenue Increases 43% Year-Over-Year to $279.4 Million—

—2005 Aloxi® Injection Sales Total $248.5 Million—

—2006 Total Revenue Projected to Increase to $370-$385 Million—

—Five Pivotal Programs Supported By 2006 R&D Investment—

MINNEAPOLIS, February 8, 2006 — MGI PHARMA, INC. (NASDAQ: MOGN), an oncology- and acute care-focused biopharmaceutical company, today announced that total revenue for 2005 increased 43% to $279.4 million, including Aloxi® (palonosetron hydrochloride) injection sales of $248.5 million. GAAP net loss for 2005 was $132.4 million, or $1.81 per diluted share. As described below under “Reconciliation of GAAP to Pro Forma Earnings,” pro-forma net income for 2005, which excludes amortization of acquired product intangible assets and acquired in-process research and development expenses, was $28.1 million, or $0.37 per diluted share. At December 31, 2005, MGI PHARMA’s cash and marketable debt investments totaled $104.2 million.

“We significantly expanded our commercial and R&D opportunities and accelerated our expansion into acute care in 2005 while achieving our target for pro forma operating income. With five pivotal programs ongoing and two currently marketed products, we believe we have assembled a portfolio capable of generating significant revenue and earnings growth,” said Lonnie Moulder, President and CEO of MGI PHARMA. “In 2006, our growth plans for Aloxi injection include deploying an expanded acute care sales team to increase our focus on the hospital segment of the market and a targeted direct-to-consumer advertising campaign. We will be ready to launch Dacogen™ injection upon approval for the treatment of MDS, and are on track to submit the NDA for Saforis™ oral suspension early in the second quarter.”

Fourth Quarter Results

Total revenues for the fourth quarter of 2005 were $81.1 million compared to $65.3 million in the fourth quarter of 2004. Product sales increased to $79.8 million in the fourth quarter of 2005 from $64.5 million in the fourth quarter of 2004. During the fourth quarter of 2005, U.S. sales of Aloxi injection totaled $67.0 million compared to $56.0 million in the fourth quarter of 2004. Sales of Gliadel® Wafer (polifeprosan 20 with carmustine implant) were $8.5 million for the fourth quarter of 2005.

MGI PHARMA, INC.

4Q & FY05 Financial Results

Total costs and expenses increased to $254.1 million in the fourth quarter of 2005 from $66.9 million in the fourth quarter of 2004. Fourth quarter 2005 acquired in-process research and development expense related to the acquisition of Guilford Pharmaceuticals totaled $156.9 million. Selling, general and administrative expenses increased to $40.3 million for the fourth quarter of 2005 from $19.4 million for the same period in 2004, primarily due to higher headcount following the acquisition, investment in the Aloxi brand, and pre-launch expenses related to Dacogen (decitabine) injection. Research and development expenses in the fourth quarter of 2005 were $27.9 million, compared to $26.6 million in the fourth quarter of 2004, which included milestone payments for the filing of regulatory applications for Dacogen injection totaling $12.5 million. The year-over-year increase in baseline R&D expenses is primarily due to expenses related to our late stage clinical development programs for Dacogen injection. The Company reported a GAAP net loss of $169.6 million, or $2.19 per diluted share, in the 2005 fourth quarter compared to a net loss of $1.8 million, or $0.03 per share, in the 2004 fourth quarter. As described below under “Reconciliation of GAAP to Pro Forma Earnings,” pro-forma net loss for the 2005 fourth quarter was $10.8 million, or $0.14 per diluted share, compared to a pro forma net income of $11.2 million, or $0.15 per diluted share, in the 2004 fourth quarter.

Annual 2005 Results

Total revenues increased to $279.4 million for 2005 compared to $195.7 million in 2004. Aloxi injection sales increased 56% year over year to $248.5 million. Selling, general and administrative expenses of $101.2 million for 2005 increased from $73.8 million in 2004 primarily due to higher headcount following the acquisition of Guilford Pharmaceuticals, pre-launch expenses related to Dacogen injection, and investment in the Aloxi brand. Research and development expenses in 2005 decreased to $59.4 million from $62.6 million in 2004. Research and development expenses for 2004 included $16.7 million in initial Dacogen injection license expense, in addition to milestone payments for the filing of regulatory applications for Dacogen injection totaling $12.5 million, and a $2.5 million milestone payment for successful achievement of an end of phase 2 milestone for Aloxi injection in PONV. The year-over-year increase in baseline R&D expenses is primarily due to expenses related to our late stage clinical development programs for Dacogen injection.

For the year ended December 31, 2005, MGI PHARMA’s GAAP net loss, including $156.9 million of acquired in-process research and development expense related to the Guilford transaction, was $132.4 million, or $1.81 per diluted share, compared to a net loss of $85.7 million, or $1.23 per diluted share, for the year ended December 31, 2004. Pro-forma net income and EPS for 2005 were $28.1 million and $0.37 per diluted share, respectively, compared to a 2004 pro forma net income of $31.3 million, or $0.42 per share.

MGI PHARMA, INC.

4Q & FY05 Financial Results

Reconciliation of GAAP to Pro Forma Earnings: GAAP refers to generally accepted accounting principles in the U.S. MGI PHARMA’s pro-forma earnings per diluted share and pro-forma net income exclude amortization of product acquisition intangible assets, acquired in-process research and development expenses, and license initiation and product candidate development milestone payments, and reflects a tax rate that we believe would approximate our actual tax rate for the period. Prior pro forma 2005 financial results assumed a tax rate of 35% without any adjustments. We are reporting pro forma results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. The Company provides these pro forma numbers to facilitate a comparison of our business from period to period and to allow investors to analyze our business results. We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented at the end of this news release.

Recent Highlights

Aloxi® Injection: The former Guilford acute care sales team has been trained and is now actively promoting Aloxi injection to hospital-based oncologists. A scale-up of this team is expected to be completed in the first quarter. The Company anticipates a three-fold increase in hospital-focused sales force activity in support of Aloxi injection and an impact on sales growth beginning in the second quarter of 2006. Preparations are also underway for a targeted direct-to-consumer advertising campaign, which is planned to roll out during the second quarter.

Dacogen™ Injection: MGI PHARMA responded to the Dacogen injection Approvable Letter during the fourth quarter of 2005, and the FDA accepted this response with a Prescription Drug User Fee Act (PDUFA) goal date of May 15, 2006. MGI PHARMA expects to be prepared to commercialize this product within several weeks of FDA approval. Dacogen injection is being evaluated in a broad clinical development program consisting of more than 20 clinical trials, including phase 2 and 3 studies in elderly patients with acute myeloid leukemia (AML), a phase 2 trial of an alternate dosing regimen in patients with myelodysplastic syndromes (MDS), and a phase 3 EORTC-sponsored trial in patients with MDS.

Saforis™ Oral Suspension: A meeting was held with the FDA to discuss the Saforis™ oral suspension NDA submission during the fourth quarter of 2005. Following this meeting, MGI PHARMA remains on track to submit this NDA early in the second quarter of 2006.

Aquavan® Injection: Following analysis of data from a phase 2 dose-ranging study of Aquavan® (fospropofol disodium) Injection, a dose was selected to advance into a pivotal program. This program, which will consist of two pivotal phase 3 trials and one safety study, will begin during the first quarter of 2006.

MGI PHARMA, INC.

4Q & FY05 Financial Results

2006 Corporate Objectives:

This section and the “2006 Financial Outlook” section which follows it provide forward-looking information about MGI PHARMA’s outlook for 2006 based upon our current operations. The disclosure notice paragraph regarding forward-looking statements at the end of this news release is especially applicable to these sections.

In 2006, MGI PHARMA is focused on building upon the commercial and R&D progress made in 2005 by executing on key initiatives to advance our development pipeline and grow product sales.

•	Advance the Dacogen injection pivotal AML program

•	Initiate the Aquavan Injection pivotal program in 1Q06

•	Submit the Saforis oral suspension NDA in early 2Q06

•	Dacogen injection 2Q06 PDUFA goal date

•	Complete 1st ZYC101a pivotal trial 4Q06

•	Complete Aloxi injection PONV pivotal program 4Q06

•	Complete Aloxi oral capsule pivotal program 4Q06

•	Establish ex-U.S. commercialization paths for product candidates

2006 Proforma Financial Outlook

For the year ending December 31, 2006, the Company expects:

•	Total revenue to be in the range of $370 to $385 million, including:

•	Aloxi injection sales of $285 to $300 million;

•	Gliadel Wafer sales of $40 million; and

•	Dacogen injection sales of $25 million, if approved by the FDA during the second quarter;

•	Gross profit to be in the range of $245 to $258 million, excluding $8 million of amortization of product acquisition intangible assets;

•	SG&A expenses of $140 million;

•	Net R&D expenses of $88 million, excluding product candidate development milestone payments of approximately $2 million and expenses incurred for Symphony Neuro Development Company, a non-majority owned consolidated entity acquired in connection with the Guilford acquisition, a majority of which are reversed as minority interest prior to computing pre-tax income; and

•	Pro forma operating income from continuing operations to be in the range of $17 to $30 million.

Based on the market reaction to reimbursement program changes in early 2005, MGI PHARMA anticipates that similar dynamics may impact the first quarter of 2006, thereby reducing the likelihood of a sequential increase in Aloxi injection sales from the fourth quarter of 2005 to the first quarter of 2006. The Company expects strong sequential growth in sales of Aloxi injection for the second through fourth quarters of 2006.

MGI PHARMA, INC.

4Q & FY05 Financial Results

This guidance excludes the impact of FASB 123R, which is expected to be in the range of $8 to $10 million for the full year 2006.

Conference Call & Webcast Information

MGI PHARMA will broadcast its quarterly investor conference call live over the Internet today, Wednesday, February 8, 2006 at 5:00 p.m. Eastern Time. The Company’s executive management team will review 2005 fourth quarter financial results, discuss operations, and provide guidance on MGI PHARMA’s business outlook. All interested parties are welcome to access the webcast via the Company’s Web site at www.mgipharma.com. The audio webcast will be archived on the Company’s Web site for one week.

About MGI PHARMA

MGI PHARMA, INC. is an oncology- and acute care-focused biopharmaceutical company that acquires, researches, develops and commercializes proprietary products that address the unmet needs of patients. MGI PHARMA markets Aloxi® (palonosetron hydrochloride) injection and Gliadel® Wafer (polifeprosan 20 with carmustine implant) in the United States. The Company directly markets its products in the U.S. and collaborates with partners to reach international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause MGI PHARMA’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA’s product candidates to be proven safe and effective in humans, to receive marketing authorization from regulatory authorities, and to ultimately compete successfully with other therapies; continued sales of MGI PHARMA’s marketed products; development or acquisition of additional products; reliance on contract manufacturing; changes in strategic alliances; continued access to capital; ability of MGI PHARMA to successfully complete the integration of Guilford with its existing operations; the risk that the perceived advantages of the Guilford transaction may not be achieved; and other risks and uncertainties detailed from time to time in MGI PHARMA’s filings with the Securities and Exchange Commission including its most recently filed Form 10-Q or 10-K. MGI PHARMA undertakes no duty to update any of these forward-looking statements.

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MGI PHARMA, INC.

4Q & FY05 Financial Results

MGI PHARMA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Sales	$79,841	$64,488	$273,992	$192,089
Licensing & Other	1,267	821	5,370	3,578

	81,108	65,309	279,362	195,667

Costs and Expenses:
Cost of sales	28,923	20,870	96,650	60,847
Selling, general and administrative	40,311	19,378	101,153	73,802
Research and development	27,940	26,624	59,411	62,625
Acquired in-process research and development	156,900	23	156,900	83,117

	254,074	66,895	414,114	280,391

Operating loss	(172,966)	(1,586)	(134,752)	(84,724)

Interest income	1,028	1,391	6,095	5,330
Interest expense	(2,001)	(1,769)	(7,264)	(5,989)
Other income	1,148	—	1,148	—

Loss before minority interest and income tax	(172,791)	(1,964)	(134,773)	(85,383)

Minority interest	2,786	—	2,786	—

Loss before income tax	(170,005)	(1,964)	(131,987)	(85,383)

Provision (benefit) for income tax	(429)	(120)	423	340

Net loss	$(169,576)	$(1,844)	$(132,410)	$(85,723)

Net loss per common share
Basic	$(2.19)	$(0.03)	$(1.81)	$(1.23)
Diluted	$(2.19)	$(0.03)	$(1.81)	$(1.23)

Weighted average number of common shares outstanding
Basic	77,319	70,939	73,123	69,897
Diluted	77,319	70,939	73,123	69,897

Consolidated Balance Sheets Data

(unaudited)

(In thousands)

	As of December 31, 2005	As of December 31, 2004
Cash and marketable debt securities, unrestricted	$104,203	$238,857
Total assets	$471,127	$435,876
Total stockholders’ equity	$109,026	$114,510

MGI PHARMA, INC.

4Q & FY05 Financial Results

MGI PHARMA, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET (LOSS) TO PRO FORMA NET INCOME (LOSS) - UNAUDITED

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
GAAP net loss	$(169,576)	$(1,844)	$(132,410)	$(85,723)

Adjustments:

Amortization of intangibles	1,917	341	3,540	1,366

Acquired in-process research and development (A)	156,900	23	156,900	83,117

License payments (B)	—	12,706	50	32,504

Subtotal of Adjustments	158,817	13,070	160,490	116,987

Pro forma net income/(loss) before income tax	(10,759)	11,226	28,080	31,264

Adjustment for income tax ( C)	—	—	—	—

Pro forma net income/(loss)	$(10,759)	$11,226	$28,080	$31,264

(A)	Represents in-process research and development for the acquisition of Guilford for the year ended December 31, 2005 and for the acquisitions of Aesgen and Zycos for the year ended December 31, 2004.
(B)	Reflects license initiation and product development candidate milestones.
(C)	No adjustment from GAAP for income tax provision or benefit. Prior presentations of pro forma financial results assumed an effective tax rate of 35%.

MGI PHARMA, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET LOSS PER COMMON SHARE TO PRO FORMA NET INCOME (LOSS)

PER COMMON SHARE - UNAUDITED

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
EPS (diluted) - GAAP	$(2.19)	$(0.03)	$(1.81)	$(1.23)

Adjustments:

Amortization of intangibles	0.02	0.01	0.04	0.02

Acquired in-process research and development (A)	2.03	0.00	2.14	1.19

License payments (B)	—	0.17	—	0.47

Subtotal of Adjustments	2.05	0.18	2.18	1.67

Pro forma net income per common share, diluted before income taxes	(0.14)	0.15	0.37	0.42

Provision (benefit) for income taxes ( C)	—	—	—	—

EPS (diluted) - Pro Forma	$(0.14)	$0.15	$0.37	$0.42

Weighted average number of common shares outstanding
Basic	77,319	70,939	73,123	69,897
Diluted	77,319	75,691	76,852	74,879

(A)	Represents in-process research and development for the acquisition of Guilford for the year ended December 31, 2005 and for the acquisitions of Aesgen and Zycos for the year ended December 31, 2004.
(B)	Reflects license initiation and product development candidate milestones.
(C)	No adjustment from GAAP for income tax provision or benefit. Prior presentations of pro forma financial results assumed an effective tax rate of 35%.

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